Exhibit 5.1

Connell Foley LLP

56 Livingston Avenue

Roseland, NJ 07068

P 973.535.0500   F 973.535.9217

May 13, 2021

EMCORE Corporation

2015 W. Chestnut Street

Alhambra, CA  91803

Re:	Registration of Securities of EMCORE Corporation

Ladies and Gentlemen:

We have acted as special New Jersey counsel for EMCORE Corporation, a New Jersey corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $150,000,000 of: (i) shares of common stock, no par value (the “Common Shares”) and shares of preferred stock, par value $0.00001 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”); (ii) one or more series of debt securities of the Company, which may be either senior debt securities or subordinated debt securities and may be convertible into or exchangeable for Common Shares and/or Preferred Shares (the “Debt Securities”); (iii) warrants for the purchase of Shares and Debt Securities (the “Warrants”); (iv) rights for the purchase of Shares, Debt Securities or Warrants (the “Rights”); and (v) units comprising two or more of the foregoing securities (the “Units” and, together with the Shares, the Debt Securities, the Warrants and the Rights, individually, an “Offered Security” and collectively, the “Offered Securities”). The Offered Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of the Company dated April 4, 2008, as amended through May 12, 2021 (the “Certificate of Incorporation”), the By-Laws of the Company, as amended through March 19, 2018, the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, and such other documents, corporate records, certificates of corporate officers and public officials and such other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In such examination, we have assumed, with your consent and without independent investigation, that: (a) each document submitted to us for review is authentic, accurate, and complete, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (b) each certificate issued by a governmental official, office, or agency concerning an entity’s status, including, but not limited to, certificates of corporate status, is accurate, complete, and authentic.  As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials and have not sought to independently verify such matters.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the SEC describing the Offered Securities offered thereby and will comply with all applicable laws; (iv) all Offered Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Offered Security to be established subsequent to the date hereof, nor the issuance and delivery of such Offered Security, nor the compliance by the Company with the terms of such Offered Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion as follows:

1.	With respect to any of the Common Shares, assuming that any Common Shares (including any such Common Shares included in Rights and Units) issued by the Company pursuant to the Registration Statement, from time to time, will not exceed the maximum authorized number of Common Shares under the Certificate of Incorporation, minus that number of Common Shares that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, such Common Shares will be validly issued, fully paid and non-assessable.

2.	With respect to any of the Preferred Shares, assuming that any Preferred Shares (including any such Preferred Shares included in Warrants, Rights and Units) issued by the Company pursuant to the Registration Statement, from time to time, will not exceed the maximum authorized number of Preferred Shares under the Certificate of Incorporation, minus that number of Preferred Shares that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, such Preferred Shares will be validly issued, fully paid and non-assessable.

3.	With respect to the Debt Securities to be issued under the Indenture, assuming that the Company and the Trustee have duly authorized, executed and delivered the Indenture, when (A) the Trustee has been qualified to act as trustee under the Indenture, (B) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (C) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.	With respect to the Warrants, assuming any Warrants (including any Warrants included in Rights and Units) issued by the Company pursuant to the Registration Statement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”), when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, such Warrants will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.	With respect to the Rights, assuming any Rights issued by the Company pursuant to the Registration Statement may be issued pursuant to a valid, binding, and enforceable Rights Agreement (the “Rights Agreement”), when duly authorized, executed and delivered against payment specified therefor and pursuant to the Rights Agreement, such Rights will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.	With respect to the Units, assuming any Units issued by the Company pursuant to the Registration Statement may be issued pursuant to a valid, binding, and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent, when duly authorized, executed and delivered against payment specified therefor and pursuant to the Unit Agreement, such Units will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

Notwithstanding anything contained herein which may be construed to the contrary, this opinion is based, as to matters of law, solely on the laws of the State of New Jersey.  We express no opinion relating to: (a) the laws or regulations of any jurisdiction other than the State of New Jersey (including, but not limited to, the federal laws of the United States); or (b) the application of, or compliance with, any foreign, federal or state law or regulation with respect to the power, authority or competence of any party, other than the Company, to the Indenture.

This opinion is rendered as of the date hereof, and we express no opinion as to any event, fact, circumstance, or development subsequent to the date of this opinion.  We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth in this opinion that may result from any change of law or fact that may arise after the date of this opinion.  Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We are furnishing this opinion to the Company solely in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Connell Foley LLP